Exhibit 99

USANA Health Sciences Increases Share Repurchase Authorization by $50 Million

SALT LAKE CITY--(BUSINESS WIRE)--October 24, 2012--USANA Health Sciences, Inc. (NYSE: USNA) today announced that its board of directors has authorized an additional $50 million in funding for share repurchases of its outstanding common stock.

Repurchases may be made from time to time, in the open market, through block trades or otherwise. The number of shares to be purchased and the timing of purchases will be based on market conditions, the level of cash balances, general business opportunities, and other factors. Today's $50 million authorization will be in addition to the approximately $14.5 million dollars that are remaining under the prior authorization as of the end of the third quarter of 2012.

About USANA

USANA develops and manufactures high-quality nutritional, personal care, and weight-management products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France and Belgium. More information on USANA can be found at http://www.usanahealthsciences.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including global economic conditions generally, reliance upon our network of independent Associates, the governmental regulation of our products, manufacturing and marketing risks, adverse publicity risks, and risks associated with our international expansion. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.

CONTACT:
USANA Health Sciences, Inc.
Investors contact:
Patrique Richards, 801-954-7961
Investor Relations
investor.relations@us.usana.com
Media contact:
Dan Macuga, 801-954-7280
Public Relations